Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of BRP Group, Inc. of our report dated June 15, 2020, relating to the financial statements of Insurance Risk Partners, LLC, which appear in the amendment to Form 8-K of BRP Group, Inc. dated June 15, 2020.

/s/ Dixon Hughes Goodman LLP

Tampa, Florida

December 8, 2020